

<ARTICLE> UT
<LEGEND> This schedule contains Unicom Corporation's summary financial information extracted from the consolidated balance sheet and statement of consolidated capitalization as of September 30, 1994, and the related statements of consolidated income, retained earnings and cash flows for the nine-month period ended September 30, 1994 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000918040
<NAME> Unicom Corporation
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-START>                             JAN-01-1994
<PERIOD-END>                               SEP-30-1994
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                   17,329,809
<OTHER-PROPERTY-AND-INVEST>                  1,002,562
<TOTAL-CURRENT-ASSETS>                       1,423,177
<TOTAL-DEFERRED-CHARGES>                             0<F1>
<OTHER-ASSETS>                               3,382,670
<TOTAL-ASSETS>                              23,138,218
<COMMON>                                     4,887,792
<CAPITAL-SURPLUS-PAID-IN>                            0
<RETAINED-EARNINGS>                            568,110
<TOTAL-COMMON-STOCKHOLDERS-EQ>               5,451,872<F2>
<PREFERRED-MANDATORY>                          295,734<F3>
<PREFERRED>                                    508,220<F3>
<LONG-TERM-DEBT-NET>                         7,312,425<F4><F5>
<SHORT-TERM-NOTES>                               7,150
<LONG-TERM-NOTES-PAYABLE>                            0<F5>
<COMMERCIAL-PAPER-OBLIGATIONS>                       0
<LONG-TERM-DEBT-CURRENT-PORT>                  553,207<F4>
<PREFERRED-STOCK-CURRENT>                       17,801<F3>
<CAPITAL-LEASE-OBLIGATIONS>                    370,012
<LEASES-CURRENT>                               166,947
<OTHER-ITEMS-CAPITAL-AND-LIAB>               8,454,850
<TOT-CAPITALIZATION-AND-LIAB>               23,138,218
<GROSS-OPERATING-REVENUE>                    4,812,192<F6>
<INCOME-TAX-EXPENSE>                           209,206<F7>
<OTHER-OPERATING-EXPENSES>                   3,747,193
<TOTAL-OPERATING-EXPENSES>                   3,975,404
<OPERATING-INCOME-LOSS>                        836,788
<OTHER-INCOME-NET>                           (111,623)<F7><F8>
<INCOME-BEFORE-INTEREST-EXPEN>                 744,170
<TOTAL-INTEREST-EXPENSE>                       467,828
<NET-INCOME>                                   276,342
<PREFERRED-STOCK-DIVIDENDS>                          0<F8>
<EARNINGS-AVAILABLE-FOR-COMM>                  276,342
<COMMON-STOCK-DIVIDENDS>                       256,822
<TOTAL-INTEREST-ON-BONDS>                            0<F9>
<CASH-FLOW-OPERATIONS>                         339,097
<EPS-PRIMARY>                                     1.29
<EPS-DILUTED>                                     1.29

<F1> This item is not disclosed as a separate line item on Unicom Corporation's consolidated balance sheet.
<F2> Includes a deduction of $4,030 thousand for preference stock expense of subsidiary (Commonwealth Edison Company).
<F3> Preferred and preference stocks of subsidiary (Commonwealth Edison
     Company).
<F4> Long-term debt of subsidiary (Commonwealth Edison Company).
<F5> $1,469,750 thousand of notes and long-term notes payable to banks is included in LONG-TERM-DEBT-NET.
<F6> GROSS-OPERATING-REVENUE is shown net of provisions for revenue refunds of
     $13,561 thousand.
<F7> A tax benefit of $19,005 thousand related to nonoperating activities is included in INCOME-TAX-EXPENSE.
<F8> A $47,994 thousand provision for preferred and preference stock dividends of subsidiary (Commonwealth Edison Company) is included in OTHER-INCOME-
     NET.
<F9> Not required for quarterly reports.


